UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

303-892-8715
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock, Par Value $0.01	NBHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the recent acquisition of Vista Bancshares, Inc., which closed January 7, 2026, National Bank Holdings Corporation and its controlled subsidiaries (collectively, the “Company”) have implemented strategic organizational enhancements to further support the Company’s long-term growth and integration objectives.   As part of these changes, effective February 13, 2026, Chris Randall, EVP, Head of Commercial, Specialty & Business Banking (former executive officer and named executive officer), assumed a new leadership role as EVP, SBA Delivery.  In conjunction with this transition, Mr. Randall resigned from the boards of directors of NBH Bank and Bank of Jackson Hole Trust.  The Company and Mr. Randall entered into a Transition Agreement memorializing his transition, pursuant to which Mr. Randall: (i) will receive an annual base salary of $250,000; (ii) will be eligible for an annual cash incentive payment with a  target incentive of 30% of base salary pursuant to the terms of the Company’s incentive plan applicable to his new role; (iii) will receive, beginning in 2027, an annual equity award of up to 50% of his base salary, subject to approval by the Compensation Committee of the Board of Directors of the Company.  Additionally, he will receive a one-time equity award equal to such number of restricted common stock that equal in the aggregate a grant date fair value of $25,000, subject to approval by the Compensation Committee of the Board of Directors of the Company. Mr. Randall continues to be eligible to receive benefits in accordance with the terms of the Company’s benefit programs applicable to all other similarly situated associates.  The parties also mutually agreed to the termination of the Change of Control Agreement that was previously entered into between the Company and Mr. Randall.

The foregoing description of the Transition Agreement with Mr. Randall does not purport to be complete and is qualified in its entirety by reference to the full text of such Transition Agreement, which will be filed as an exhibit to a subsequent periodic report filed with the U.S. Securities and Exchange Commission.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

By:	/s/ Angela N. Petrucci
Name: Angela N. Petrucci Title: Chief Administrative Officer and General Counsel

Date: February 19, 2026

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